UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2019

FIRST TRINITY FINANCIAL CORPORATION

Oklahoma	000-52613	34-1001436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7633 E. 63rd Place, Suite 230

Tulsa, Oklahoma 74133-1246

(Address of principal executive offices) (Zip Code)

(918) 249-2438

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05      Amendment to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 15, 2019, the Registrant’s Board of Directors and the Registrant’s Nominating and Corporate Governance Committee adopted and ratified resolutions that conditionally waived Section III.A. Conflict of Interest of its Code of Conduct (“Code of Ethics”). Under Section V.C. of the Code of Ethics, such a waiver must be granted by the Registrant’s Nominating and Corporate Governance Committee.

The waiver allows the Registrant’s Chairman and Chief Executive Officer, who is also Chairman of an otherwise unrelated company, Royalty Capital Corporation (“RCC”), to engage in discussions and negotiations with third parties who may be interested in providing equity or debt financing to the Registrant, RCC or both.

The Registrant appointed the Chairman of its Nominating and Corporate Governance Committee, Charles W. Owens, to monitor and report to the Board any material changes in the potential conflict of interest arising from Mr. Zahn’s fund raising activities on behalf of the Registrant and RCC.

Further, for avoidance of doubt, the Board and the Nominating and Corporate Governance Committee approved and ratified Mr. Zahn’s past and continued service as Chairman of RCC since such approval under Section III.C. Directorships and Positions with Other Organizations and Businesses of the Code of Ethics requires the consent of the Registrant’s Compliance Director (who has not been formally appointed) or in some cases, the Registrant’s Chief Executive Officer (who is Mr. Zahn – the subject of the waiver).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST TRINITY FINANCIAL CORPORATION

Date: August 21, 2019	By:	/s/ Gregg E. Zahn
	Name:	Gregg E. Zahn
	Title:	President and Chief Executive Officer

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